Exhibit 10.1

                        JOHNSON & JOHNSON

               CERTIFICATE - RESTRICTED SHARE UNIT





Granted To:



PID #                   Total Units:
Grant Date:             Vesting Date:

 Grant No.    Grant Type     No. of Units
           Restricted Share
                Units



      1. Grant of Restricted Share Unit. Subject to the terms and conditions of this Certificate and the Johnson & Johnson 2005 Long-Term Incentive Plan, as amended from time to time (the
"Plan"), Johnson & Johnson, a New Jersey corporation, hereby grants you the above-stated number of Restricted Share Units ("RSUs") that will become vested in accordance with Section 2 hereof. Upon vesting of each RSU, you will receive one share of Common Stock of Johnson & Johnson, par value $1.00 per share ("Common Stock"), at the Fair Market Value on the Vesting Date. Except where the context clearly indicates otherwise, each capitalized term used herein shall have the definition assigned to it by this Certificate or, to the extent that this Certificate does not define a capitalized term used herein, by the Plan. The RSUs granted herein are subject to all of the terms and conditions relating to RSUs contained in the Plan, and the terms of the Plan are hereby incorporated herein by reference. A copy of the Plan is available in and from the Office of the Secretary of Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933 (732-524-0400).

     2.   Vesting of RSUs.

           (a)   General.  Except as otherwise provided  in  this
Section 2, each RSU granted herein shall be vested on the Vesting Date, provided that, on the Vesting Date, you are, and have been at all times since the Grant Date, an employee of the Company. For purposes of the RSUs, persons on Company-approved leaves of absence are considered employees of the Company, but persons on long-term disability are not considered employees of the Company, unless otherwise required by law.

           (b) Termination of Employment. If you cease to be employed by the Company for any reason, including termination for Cause, at any time before the Vesting Date, then except as otherwise provided in this Section 2(c), 2(d), or 2(e) hereof, the RSUs shall become null and void on your Date of Termination.

           (c) Death While Actively Employed. If you die while actively employed by the Company, then the RSUs shall be fully vested as of your date of death, and your estate or any person who acquires the RSUs by inheritance or devise shall receive shares of Common Stock of Johnson & Johnson, as provided in
Section 4 hereof.


This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.



           (d) Disability. If you cease to be employed by the Company due to Disability, then you (or should you die, your estate or any person who acquires the RSUs by inheritance or devise) shall be vested in the RSUs on the Vesting Date without regard to your employment status on that date, provided that:


                     (i)  if subsequent to terminating employment
          due to Disability, you are no longer considered Disabled because you are re-employed by the Company, then the RSUs shall vest on the Vesting Date, provided that you have been continuously employed by the Company from the date of your re-employment to your Vesting Date;

                     (ii) if subsequent to terminating employment due to Disability, your status changes to Retired, then the RSUs shall vest on the Vesting Date, provided that you have satisfied the age and Service requirements set forth in Section 2(e) hereof as of the date you ceased to be employed by the Company due to Disability; otherwise, the RSUs will be null and void on the date your status changes to Retired; and

                    (iii) if subsequent to terminating employment
          due to Disability, you are no longer considered Disabled for any reason other than death, reemployment by the Company, or change in status to Retired, then the RSUs shall be null and void as of the date you cease to be Disabled.

           (e) Retirement. If you Retire from employment with the Company without being terminated for Cause and either (i) you have at least ten (10) years of Service with at least five (5) consecutive years of Service immediately before your Date of Termination, or (ii) you have attained age 62 as of your Date of Termination, then you (or should you die, your estate or any person who acquires the RSUs by inheritance or devise) shall be vested in the RSUs on the Vesting Date.

          (f) RSUs Granted Within Six (6) Months of Termination. Notwithstanding any other provisions of this Section 2, if the Grant Date occurred within the six (6) months immediately preceding your Date of Termination, and your termination of employment was for any reason other than death, the RSUs shall become null and void on your Date of Termination.

          (g) Employment by a Competitor. Notwithstanding the provisions of Sections 2(d) and 2(e) hereof, if you ceased to be employed by the Company due to Disability or Retirement and you are Employed by a Competitor within eighteen (18) months after your Date of Termination, the RSUs shall become void on the date you are first Employed by a Competitor.

     3.   Rights During Vesting Period.  During the Vesting
Period, you shall not have any rights in, or with respect to, any of the shares of Common Stock that may be issued or transferred to you pursuant to Section 4 hereof, including, but not limited to, any voting rights and the right to receive any dividends (or dividend equivalents) that may be paid or any distributions that may be made with respect to such Common Stock.

      4.    Issuance  of Shares; Tax Withholding; and  Compliance
With Securities Laws.

          (a) General. As soon as practicable after the Vesting Date, you will receive from Johnson & Johnson one share of Common Stock for each RSU that vested on that date, reduced by any whole shares of Common Stock that are sold to satisfy any tax-withholding
obligation.   If  the proceeds of any such sale of  Common  Stock
exceed  the  amount  necessary  to satisfy  your  tax-withholding
obligation,   the  excess  shall  be  paid  to   you   in   cash.
Notwithstanding the foregoing, if any law or regulation requires Johnson & Johnson to take any action with respect to such shares before the issuance thereof, the date of delivery of such shares shall be extended for the period necessary to complete such action

          (b) Registration and Listing. Notwithstanding Section 4(a) hereof, shares of Common Stock shall not be issued pursuant to this Certificate, unless, on the Vesting Date, there is in effect a current registration statement or amendment thereto under the Securities Act of 1933, as amended, covering the shares of Common Stock to be issued upon vesting of the RSUs, and such shares are authorized for listing on the New York Stock Exchange. Nothing herein shall be deemed to require Johnson & Johnson to apply for, to effect, or to obtain such registration or listing.

      5. Nontransferability of RSUs. The RSUs and any rights granted hereunder may not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. Nor shall any such rights be subject to execution, attachment or similar process, other than in accordance with the terms of the Plan. Upon any attempt to sell, transfer, assign, pledge, hypothecate, or otherwise dispose of the RSUs or of any rights granted herein contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon the RSUs or such rights, the RSUs and such rights shall, at the election of Johnson & Johnson, become null and void.

     6. No Special Employment Rights. Nothing contained in the Plan or this Certificate shall be construed or deemed by any person under any circumstances to bind the Company to continue your employment for the Vesting Period or for any other period.

      7.    Notices.   Unless  Johnson  &  Johnson  notifies  you
otherwise in writing, all notices, designations, and payments to be submitted to Johnson & Johnson in connection with the RSUs shall be addressed to:

                  Equity Compensation Resources
                  One Johnson & Johnson Plaza
                  New Brunswick, NJ 08933

      8. Definitions. The following capitalized terms shall have the definitions set forth below for purposes of this
Certificate:

           (a) "Cause" means your termination by the Company (i) following your conviction for or a plea of nolo contendere to the commission of a felony under federal or state law, or (ii) for an act(s) that, in the Committee's opinion, constitutes fraud, embezzlement, dishonesty, disclosure of confidential information, the willful and deliberate failure to perform your employment duties in any material respect, a conflict of interest, or any other event that is inimical or contrary to the best interests of the Company. Any determination of "Cause" shall be made by the Committee in its sole discretion, and its determination shall be final and binding.

           (b)  "Committee" means the the Compensation & Benefits
Committee of the Board of Directors of Johnson & Johnson (or any successor committee).

           (c)   "Company"  means  Johnson  &  Johnson   and  its
subsidiaries and affiliates, as determined by the Committee.

           (d) "Date of Termination" means the last date on which you were in an active employment status with the Company.
Specifically, if you are covered by a severance agreement or arrangement, the Date of Termination shall be your last date of active employment with the Company, not the date corresponding to the end of the severance period. If you become Disabled, your Date of Termination is the date on which you are considered to be Disabled.

           (e)   "Disability" or "Disabled" means termination  of
employment with the Company accompanied by a change in status  to
"disabled"   in  accordance  with  the  personnel  and/or   human
resources policy of the Company.

           (f) "Employment by a Competitor" or "Employed by a Competitor" means engaging in any activity or providing services, whether as a director, employee, advisor, consultant, or otherwise, for any corporation or other entity that is a competitor of the Company. The Committee shall determine whether you are Employed by a Competitor in its sole discretion, and its determination shall be final.

          (g) "Grant Date" means the date on which the RSUs are granted, as set forth above.

          (h) "Retire" or "Retirement" means termination of employment after the later of (A) the attainment of age 55, or
(B) the earliest date on which you could retire and receive a benefit under the Company-sponsored defined benefit retirement program, plan, or agreement in which you are participating on your Date of Termination.

           (i) "Service" means employment with Johnson & Johnson or one of its subsidiaries or affiliates, while that corporation or other legal entity was a subsidiary or affiliate of Johnson & Johnson, unless the Committee has otherwise provided on or before the Grant Date.

           (j) "Vesting Date" means the date on which the RSUs vest, as set forth above.

           (k) "Vesting Period" means the period between the Grant Date and the Vesting Date.

     9.   Miscellaneous.

           (a) Except as provided herein, this Certificate may not be amended or otherwise modified unless evidenced in writing and signed by Johnson & Johnson.

            (b) This Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflict of laws principles, except to the extent superseded by federal law.



                            Johnson & Johnson



                       By: /s/ Helen W. Hsu
                           Helen W. Hsu
                           Director, Equity Compensation Resources
                           Johnson & Johnson
                           One Johnson & Johnson Plaza
                           New Brunswick, NJ 08933